Exhibit 99.1


                         Report of Independent Auditors


Board of Directors and Stockholder
Equitable Life Insurance Company of Iowa

We have audited the accompanying statutory basis balance sheets of Equitable Life Insurance Company of Iowa ("the Company" and a wholly owned subsidiary of ING America Insurance Holdings, Inc.) as of December 31, 2002 and 2001, and the related statutory basis statements of operations, changes in capital and surplus, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Iowa Department of Regulatory Agencies of the State of Iowa, Iowa Insurance Division, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States are described in Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of Equitable Life Insurance Company of Iowa at December 31, 2002 and 2001 or the results of its operations or its cash flows for the years then ended.

However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Equitable Life Insurance Company of Iowa at December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting practices prescribed or permitted by the Iowa Insurance Division.

As discussed in Note 3 to the financial statements, in 2001 the Company changed various accounting policies to be in accordance with the revised NAIC Accounting Practices and Procedures Manual, as adopted by the Iowa Insurance Division.


                                                           /s/ Ernst & Young LLP



March 21, 2003

                    Equitable Life Insurance Company of Iowa
                        Balance Sheets - Statutory Basis
--------------------------------------------------------------------------------

                                                                                              December 31
                                                                                        2002                2001
                                                                                  ---------------     ---------------
                                                                                             (In Thousands)


Admitted assets
Cash and invested assets:
     Bonds                                                                        $    2,925,958      $    2,628,098
     Preferred stocks                                                                        441                 490
     Common stocks                                                                       120,285                 306
     Subsidiaries                                                                        811,079             761,039
     Mortgage loans                                                                      859,953             842,253
     Real estate, less accumulated depreciation
       (2002 - $339; 2001- $531)                                                           3,651               5,254
     Policy loans                                                                        130,790             139,826
     Other invested assets                                                               180,117             266,358
     Cash and short-term investments                                                      25,102              67,592
                                                                                  ---------------     ---------------
Total cash and invested assets                                                         5,057,376           4,711,216

Deferred and uncollected premiums, less loading
   (2002 - $785, 2001 - $751)                                                             64,607               5,736
Accrued investment income                                                                 43,330              40,604
Reinsurance balances recoverable                                                             785               1,020
Data processing equipment, less accumulated
   depreciation (2002-$5,459; 2001-$3,243)                                                   186                 373
Indebtedness from related parties                                                        107,057              29,687
Federal income tax recoverable                                                            50,531              34,688
Separate account assets                                                                  959,377           1,406,693
Other assets                                                                             303,168             273,482
                                                                                  ---------------     ---------------
Total admitted assets                                                             $    6,586,417      $    6,503,499
                                                                                  ===============     ===============


See accompanying notes - statutory basis.

                    Equitable Life Insurance Company of Iowa
                  Balance Sheets - Statutory Basis (continued)
--------------------------------------------------------------------------------

                                                                                              December 31
                                                                                        2002                2001
                                                                                  ---------------     ---------------
                                                                                              (In Thousands,
                                                                                          except share amounts)


Liabilities and capital and surplus
Liabilities:
     Policy and contract liabilities:
         Life and annuity reserves                                                $    4,015,244      $    3,580,706
         Deposit type contracts                                                          189,296             152,193
         Policyholders' funds                                                                310                 282
         Dividends payable                                                                23,795              24,385
         Unpaid claims                                                                     2,227               8,122
                                                                                  ---------------     ---------------
     Total policy and contract liabilities                                             4,230,872           3,765,688

     Accounts payable and accrued expenses                                                26,439              26,012
     Indebtedness to related parties                                                      66,200              21,091
     Asset valuation reserve                                                              25,738              26,060
     Interest maintenance reserve                                                         13,573              17,123
     Borrowed money                                                                      148,996             135,948
     Other liabilities                                                                   (14,220)             66,062
     Separate account liabilities                                                        959,377           1,406,693
                                                                                  ---------------     ---------------
Total liabilities                                                                      5,456,975           5,464,677

Capital and surplus:
     Common stock: $1.00 par value; authorized 7,500,000
       shares, issued and outstanding 5,000,300 shares                                     5,000               5,000
     Additional paid-in capital                                                        1,215,324             700,324
     Unassigned (deficit) surplus                                                        (90,882)            333,498
                                                                                  ---------------     ---------------
Total capital and surplus                                                              1,129,442           1,038,822
                                                                                  ---------------     ---------------
Total liabilities and capital and surplus                                         $    6,586,417      $    6,503,499
                                                                                  ===============     ===============


See accompanying notes - statutory basis.

                    Equitable Life Insurance Company of Iowa
                   Statements of Operations - Statutory Basis
--------------------------------------------------------------------------------


                                                                                          Year ended December 31
                                                                                         2002                2001
                                                                                  ---------------     ---------------
                                                                                             (In Thousands)

Premiums and other revenues:
     Life, annuity, and accident and health premiums                              $    1,832,175       $    2,645,375
     Policy proceeds and dividends left on deposit                                         1,840                1,263
     Net investment income                                                               228,150              232,779
     Amortization of interest maintenance reserve                                         (2,570)               2,299
     Commissions, expense allowances and reserve adjustments on
       reinsurance ceded                                                                     (80)                  91
     Other income                                                                         23,058               41,581
                                                                                  ---------------      ---------------
Total premiums and other revenues                                                      2,082,573            2,923,388

Benefits paid or provided:
     Death benefits                                                                       44,630               41,922
     Annuity benefits                                                                    119,150              103,305
     Surrender benefits                                                                  638,053              464,583
     Interest on policy or contract funds                                                  6,192                7,043
     Other benefits                                                                        7,209                6,906
     Life contract withdrawals                                                            47,009               49,110
Increase in life, annuity, and accident and health reserves                            1,186,223            2,055,065
Net transfers from separate accounts                                                    (135,686)             (98,628)
                                                                                  ---------------      ---------------
Total benefits paid or provided                                                        1,912,780            2,629,306

Insurance expenses:
     Commissions                                                                         157,842              205,363
     General expenses                                                                     45,159               81,288
     Insurance taxes, licenses and fees, excluding federal income
       taxes                                                                               3,801                9,080
                                                                                  ---------------      ---------------
Total insurance expenses                                                                 206,802              295,731
                                                                                  ---------------      ---------------
Loss from operations before policyholder dividends,                                      (37,009)              (1,649)
   federal income taxes and net realized capital losses


                     Equitable Life Insurance Company of Iowa
                   Statements of Operations - Statutory Basis (continued)
--------------------------------------------------------------------------------


                                                                                          Year ended December 31
                                                                                         2002                2001
                                                                                  ---------------     ---------------
                                                                                             (In Thousands)


Dividends to policyholders                                                                23,406              25,228
                                                                                  ---------------     ---------------
Loss from operations before federal income taxes and                                     (60,415)            (26,877)
   net realized capital losses
Federal income taxes                                                                      38,715              (1,605)
                                                                                  ---------------     ---------------
Loss from operations before net realized capital losses                                  (99,130)            (25,272)
Net realized capital losses net of income taxes 2002 - $(10,288);
   2001 - $(7,441) and excluding net transfers to the interest
   maintenance reserve 2002- $3,295; 2001- $3,720                                        (20,665)            (37,807)
                                                                                  ---------------     ---------------
Net loss                                                                          $     (119,795)     $      (63,079)
                                                                                  ===============     ===============



See accompanying notes - statutory basis.

                    Equitable Life Insurance Company of Iowa
         Statements of Changes in Capital and Surplus - Statutory Basis
--------------------------------------------------------------------------------


                                                                                          Year ended December 31
                                                                                         2002                2001
                                                                                  ---------------     ---------------
                                                                                             (In Thousands)

Common stock:
   Balance at beginning and end of year                                           $        5,000      $         5,000
                                                                                  ===============     ================

Paid-in and contributed surplus:
   Balance at beginning of year                                                          700,324              248,743
   Capital contributions                                                                 515,000              451,581
                                                                                  ---------------     ----------------
   Balance at end of year                                                         $    1,215,324      $       700,324
                                                                                  ===============     ================

Unassigned deficit:
     Balance at beginning of year                                                        333,498              344,924
     Net loss                                                                           (119,795)             (63,079)
     Change in net unrealized capital gains or losses                                   (307,450)              35,976
     Change in nonadmitted assets                                                        (58,477)              65,659
     Change in asset valuation reserve                                                       322               12,378
     Change in net deferred income tax excluding tax effect
       of nonadmitted assets                                                              61,020               30,125
     Change in accounting principle, net of tax                                                -               (6,073)
     Transfer of prepaid pension assets                                                        -              (87,412)
     Cession of existing risks, net of tax                                                     -                1,000
                                                                                  ---------------     ----------------
     Balance at end of year                                                       $      (90,882)     $       333,498
                                                                                  ===============     ================
Total capital and surplus                                                         $    1,129,442      $     1,038,822
                                                                                  ===============     ================

See accompanying notes - statutory basis.

                    Equitable Life Insurance Company of Iowa
                   Statements of Cash Flows - Statutory Basis
--------------------------------------------------------------------------------


                                                                                          Year ended December 31
                                                                                         2002                2001
                                                                                  ---------------     ---------------
                                                                                             (In Thousands)

Operations
Premiums, policy proceeds, and other considerations received,
   net of reinsurance paid                                                        $    1,775,113      $    2,647,810
Net investment income received                                                           274,233             243,697
Commission and expense allowances received on reinsurance ceded                              (54)                 91
Benefits paid                                                                           (862,628)           (673,320)
Net transfers to separate accounts                                                       148,848             111,689
Insurance expenses paid                                                                 (199,451)           (274,085)
Dividends paid to policyholders                                                          (23,568)            (25,413)
Federal income taxes (paid) received                                                     (45,836)             71,450
Net other (expenses) revenues                                                           (697,081)             41,873
                                                                                  ---------------     ---------------
Net cash provided by operations                                                          369,576           2,143,792

Investments
Proceeds from sales, maturities, or repayments of investments:
     Bonds                                                                             3,559,637           2,401,946
     Preferred stocks                                                                        357              11,844
     Common stocks                                                                       103,451              61,428
     Mortgage loans                                                                        2,241                   -
     Other invested assets                                                                51,647               6,951
     Miscellaneous proceeds                                                               84,561               1,989
     Net tax on capital gains                                                                  -              (7,441)
                                                                                  ---------------     ---------------
Net proceeds from sales, maturities, or repayments of investments                      3,801,894           2,476,717
Cost of investments acquired:
     Bonds                                                                             3,938,840           2,938,801
     Preferred stocks                                                                    556,492             451,581
     Mortgage loans                                                                      121,122             179,837
     Other invested assets                                                                   844               3,835
     Miscellaneous applications                                                          106,945                   -
                                                                                  ---------------     ---------------
Total cost of investments acquired                                                     4,724,243           3,574,054
Net (decrease) increase in policy loans                                                   (9,656)              1,185
                                                                                  ---------------     ---------------
Net cash used in investment activities                                                  (912,693)         (1,098,522)


                    Equitable Life Insurance Company of Iowa
             Statements of Cash Flows - Statutory Basis (continued)
--------------------------------------------------------------------------------


                                                                                          Year ended December 31
                                                                                         2002                2001
                                                                                  ---------------     ---------------
                                                                                             (In Thousands)


Financing and miscellaneous activities
Cash provided:
     Capital and surplus paid-in                                                         506,300             446,508
     Borrowed money                                                                       13,008              13,660
     Premium and other deposit type funds                                                 20,799             (21,565)
     Other uses                                                                          (39,480)         (1,699,700)
                                                                                  ---------------     ---------------
Net cash provided by (used in) financing and
   miscellaneous activities                                                              500,627          (1,261,097)
                                                                                  ---------------     ---------------
Net decrease in cash and short-term investments                                          (42,490)           (215,827)
Cash and short-term investments:
     Beginning of year                                                                    67,592             283,419
                                                                                  ---------------     ---------------
     End of year                                                                  $       25,102      $       67,592
                                                                                  ===============     ===============

See accompanying notes - statutory basis.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies

     Equitable Life Insurance Company of Iowa (the Company) is domiciled in Iowa and is a wholly owned subsidiary of ING America Insurance Holdings, Inc. ("ING AIH"). The Company offers various insurance products including deferred and immediate annuities, variable annuities, and interest sensitive and traditional life insurance. These products are marketed by the Company's career agency force, independent insurance agents, broker/dealers, and financial institutions. The Company's primary customers are individuals. The Company is presently licensed in 49 states, the District of Columbia and Puerto Rico.

     The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

     Basis of Presentation

     The accompanying financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the State of Iowa (Iowa Insurance Division), which practices differ from accounting principles generally accepted in the United States ("GAAP"). The most significant variances from GAAP are as follows:

     Investments: Investments in bonds and mandatorily redeemable preferred stocks are reported at amortized cost or market value based on the National Association of Insurance Commissioners ("NAIC") rating; for GAAP, such fixed maturity investments are designated at purchase as held-to-maturity, trading or available-for-sale. Held-to-maturity investments are reported at amortized cost, and the remaining fixed maturity investments are reported at fair value with unrealized capital gains and losses reported in operations for those designated as trading and as a separate component of other comprehensive income in stockholder's equity for those designated as available-for-sale.

     For structured securities, when a negative yield results from a revaluation based on new prepayment assumptions (i.e., undiscounted cash flows are less than current book value), an other than temporary impairment is considered to have occurred and the asset is written down to the value of the undiscounted cash flows. For GAAP, assets are re-evaluated based on the discounted cash flows using a current market rate. Impairments are recognized when there has been an adverse change in cash flows and the fair value is less than book. The asset is then written down to fair value.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Investments in real estate are reported net of related obligations rather than on a gross basis. Real estate owned and occupied by the Company is included in investments rather than reported as an operating asset as under GAAP, and investment income and operating expenses include rent for the Company's occupancy of those properties. Changes between depreciated cost and admitted asset investment amounts are credited or charged directly to unassigned surplus rather than income as would be required under GAAP.

     Derivative instruments that meet the criteria of an effective hedge are valued and reported in a manner that is consistent with the hedged asset or liability. Embedded derivatives are not accounted for separately from the host contract. Under GAAP, the effective and ineffective portions of a single hedge are accounted for separately, an embedded derivative within a contract that is not clearly and closely related to the economic characteristics and risk of the host contract is accounted for separately from the host contract and valued and reported at fair value, and the change in fair value for cash flow hedges is credited or charged directly to a separate component of shareholders' equity rather than to income as required for fair value hedges.

     In addition, the Company invests in structured securities including mortgage-backed securities/collateralized mortgage obligations, asset-backed securities, collateralized debt obligations, and commercial mortgage-backed securities. For these structured securities, management compares the undiscounted cash flows to the carrying value. An other than temporary impairment is considered to have occurred when the undiscounted cash flows are less than the carrying value.

     Valuation Reserves: The asset valuation reserve ("AVR") is determined by an NAIC-prescribed formula and is reported as a liability rather than as a valuation allowance or an appropriation of surplus. The change in AVR is reported directly to unassigned surplus.

     Under a formula prescribed by the NAIC, the Company defers the portion of realized gains and losses on sales of fixed-income investments, principally bonds and mortgage loans, attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity based on groupings of individual securities sold in five-year bands. The net deferral is reported as the interest maintenance reserve
     (IMR) in the accompanying balance sheets.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Realized gains and losses on investments are reported in operations net of federal income tax and transfers to the IMR. Under GAAP, realized capital gains and losses are reported in the statements of operations on a pretax basis in the period that the asset giving rise to the gain or loss is sold and valuation allowances are provided when there has been a decline in value deemed other than temporary, in which case the provision for such declines is charged to income.

     Valuation allowances, if necessary, are established for mortgage loans based on the difference between the net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Under GAAP, such allowances are based on the present value of expected future cash flows discounted at the loan's effective interest rate or, if foreclosure is probable, on the estimated fair value of the collateral.

     The initial valuation allowance and subsequent changes in the allowance for mortgage loans as a result of a temporary impairment are charged or credited directly to unassigned surplus, rather than being included as a component of earnings as would be required under GAAP.

     Policy Acquisition Costs: The costs of acquiring and renewing business are expensed when incurred. Under GAAP, acquisition costs related to traditional life insurance, to the extent recoverable from future policy revenues, are deferred and amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. For universal life insurance and investment products, to the extent recoverable from future gross profits, acquisition costs are amortized generally in proportion to the present value of expected gross margins from surrender charges and investment, mortality, and expense margins.

     Premiums: Life premiums are recognized as revenue when due. Premiums for annuity policies with mortality and morbidity risk, except for guaranteed interest and group annuity contracts, are also recognized as revenue when due. Premiums received for annuity policies without mortality or morbidity risk and for guaranteed interest and group annuity contracts are recorded using deposit accounting.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Under GAAP, premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits and consist primarily of whole life insurance policies, are recognized as revenue when due. Group insurance premiums are recognized as premium revenue over the time period to which the premiums relate. Revenues for universal life, annuities and guaranteed interest contracts consist of policy charges for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed during the period.

     Benefit and Contract Reserves: Life policy and contract reserves under statutory accounting practices are calculated based upon both the net level premium and Commissioners' Reserve Valuation methods using statutory rates for mortality and interest. GAAP requires that policy reserves for traditional products be based upon the net level premium method utilizing reasonably conservative estimates of mortality, interest, and withdrawals prevailing when the policies were sold. For interest-sensitive products, the GAAP policy reserve is equal to the policy fund balance plus an unearned revenue reserve which reflects the unamortized balance of early year policy loads over renewal year policy loads.

     Reinsurance: For business ceded to unauthorized reinsurers, statutory accounting practices require that reinsurance credits permitted by the
     treaty  be  recorded  as  an  offsetting   liability  and  charged  against
     unassigned surplus. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings. Statutory income recognized on certain reinsurance treaties representing financing arrangements is not recognized on a GAAP basis.

     Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves rather than as assets as required under GAAP.

     Commissions allowed by reinsurers on business ceded are reported as income when received rather than being deferred and amortized with deferred policy acquisition costs as required under GAAP.

     Subsidiaries: The accounts and operations of the Company's subsidiaries are not consolidated with the accounts and operations of the Company as would be required under GAAP.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Nonadmitted Assets: Certain assets designated as "nonadmitted," principally deferred federal income tax assets, disallowed interest maintenance reserves, non-operating software, past-due agents' balances, furniture and equipment, intangible assets, and other assets not specifically identified as an admitted asset within the Accounting Practices and Procedures Manual are excluded from the accompanying balance sheets and are charged directly to unassigned surplus. Under GAAP, such assets are included in the balance sheet.

     Employee Benefits: For purposes of calculating the Company's postretirement benefit obligation, only vested participants and current retirees are included in the valuation. Under GAAP, active participants not currently vested are also included.

     Universal Life and Annuity Policies: Revenues for universal life and annuity policies consist of the entire premium received and benefits incurred represent the total of death benefits paid and the change in policy reserves. Under GAAP, premiums received in excess of policy charges would not be recognized as premium revenue and benefits would represent the excess of benefits paid over the policy account value and interest credited to the account values.

     Policyholder Dividends: Policyholder dividends are recognized when declared rather than over the term of the related policies.

     Deferred Income Taxes: Deferred tax assets are provided for and admitted to an amount determined under a standard formula. This formula considers the amount of differences that will reverse in the subsequent year, taxes paid in prior years that could be recovered through carrybacks, surplus limits and the amount of deferred tax liabilities available for offset. Any deferred tax assets not covered under the formula are non-admitted.
     Deferred taxes do not include any amounts for state taxes. Under GAAP, a deferred tax asset is recorded for the amount of gross deferred tax assets that are expected to be realized in future years and a valuation allowance is established for the portion that is not realizable.

     Surplus Notes: Surplus notes are reported as a component of surplus. Under statutory accounting practices, no interest is recorded on the surplus notes until payment has been approved by the Iowa Division of Insurance. Under GAAP, surplus notes are reported as liabilities and the related interest is reported as a charge to earnings over the term of the note.

     Statements of Cash Flows: Cash and short-term investments in the statements of cash flows represent cash balances and investments with initial maturities of one year or less.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Under GAAP, the corresponding caption of cash and cash equivalents include cash balances and investments with initial maturities of three months or less.

     Reconciliation to GAAP

     The effects of the preceding variances from GAAP on the accompanying statutory basis financial statements have not been determined, but are presumed to be material.

     Other significant accounting practices are as follows:

     Investments

     Bonds,   preferred  stocks,  common  stocks,   short-term  investments  and
     derivative instruments are stated at values prescribed by the NAIC, as follows:

          Bonds not backed by other loans are principally stated at amortized cost using the interest method.

          Single class and multi-class mortgage-backed/asset-backed securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for higher-risk asset backed securities, which are valued using the prospective method.

          Redeemable preferred stocks rated as high quality or better are reported at cost or amortized cost. All other redeemable preferred stocks are reported at the lower of cost, amortized cost, or market value. Nonredeemable preferred stocks are reported at market value or the lower of cost or market value as determined by the Securities Valuation Office of the NAIC ("SVO").

          Common stocks are reported at market value as determined by the SVO and the related unrealized capital gains/(losses) are reported in unassigned surplus along with adjustment for federal income taxes.

          The Company analyzes the general account investments to determine whether there has been an other than temporary decline in fair value below the amortized cost basis. Management considers the length of the time and the extent to which the market value has been less than cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in market value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other than temporary impairment is considered to have occurred.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Investments (continued)

          The Company uses interest rate swaps, caps and floors, options and certain other derivatives as part of its overall interest rate risk management strategy for certain life insurance and annuity products. As the Company only uses derivatives for hedging purposes, the Company values all derivative instruments on a consistent basis with the hedged item. Upon termination, gains and losses on those instruments are included in the carrying values of the underlying hedged items and are amortized over the remaining lives of the hedged items as adjustments to investment income or benefits from the hedged items. Any unamortized gains or losses are recognized when the underlying hedged items are sold.

          Interest rate swap contracts are used to convert the interest rate characteristics (fixed or variable) of certain investments to match those of the related insurance liabilities that the investments are supporting. The net interest effect of such swap transactions is reported as an adjustment of interest income from the hedged items as incurred.

          Interest rate caps and floors are used to limit the effects of changing interest rates on yields of variable rate or short-term assets or liabilities. The initial cost of any such agreement is amortized to net investment income over the life of the agreement. Periodic payments that are receivable as a result of the agreements are accrued as an adjustment of interest income or benefits from the hedged items.

          The derivatives are reported in a manner that is consistent with the hedged asset or liability. All derivatives are reported at amortized cost with the exception of the S&P Options. The S&P Options are reported at fair value since the liabilities that are being hedged are reported at fair value. The unrealized gains or losses from the S&P Options are reported in investment income. Upon termination of a derivative that qualified for hedge accounting, the gain or loss is deferred in IMR or adjusts the basis of the hedged item.

          The Company's insurance subsidiaries are reported at their underlying statutory basis net assets plus the admitted portion of goodwill. Dividends from subsidiaries are included in net investment income. The remaining net change in the subsidiaries' equity is included in the change in net unrealized capital gains or losses.

          Mortgage loans are reported at amortized cost, less allowance for impairments.

          Policy loans are reported at unpaid principal balances.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Investments (continued)

          Land is reported at cost. Real estate occupied by the company is reported at depreciated cost; other real estate is reported at the lower of depreciated cost or fair value. Depreciation is calculated on a straight-line basis over the estimated useful lives of the properties.

          For reverse repurchase agreements, Company policies require a minimum of 102% of the fair value of securities purchased under reverse repurchase agreements to be maintained as collateral. Cash collateral received is invested in short-term investments and the offsetting collateral liability is included in miscellaneous liabilities.

          Rollover dollar repurchase agreements are accounted for as collateral borrowings, where the amount borrowed is equal to the sales price of the underlying securities.

          Short-term investments are reported at amortized cost. Short-term investments include investments with maturities of less than one year at the date of acquisition.

          Other invested assets are reported at amortized cost using the effective interest method. Other invested assets primarily consist of residual collateralized mortgage obligations and partnership interests.

          Realized capital gains and losses are determined using the specific identification basis.

     Aggregate Reserve for Life Policies and Contracts

     Life, annuity, and accident and health reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash value or the amounts required by law. Interest rates range from 2.25% to 10%.

     The Company waives the deduction of deferred fractional premiums upon the death of the insured. It is the Company's practice to return a pro rata portion of any premium paid beyond the policy month of death, although it is not contractually required to do so for certain issues.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Aggregate Reserve for Life Policies and Contracts (continued)

     The methods used in valuation of substandard policies are as follows:

          For life, endowment and term policies issued substandard, the standard reserve during the premium-paying period is increased by 50% of the gross annual extra premium. Standard reserves are held on Paid-Up Limited Pay contracts.

          For reinsurance accepted with table rating, the reserve established is a multiple of the standard reserve corresponding to the table rating. For reinsurance with flat extra premiums, the standard reserve is increased by 50% of the flat extra.

     The amount of insurance in force for which the gross premiums are less than the net premiums, according to the standard of valuation required by the State of Iowa is $246,911,000 at December 31, 2002. The amount of reserves for policies on which gross premiums are less than the net premiums deficiency reserves is $1,617,000 at December 31, 2002.

     The tabular interest has been determined from the basic data for the calculation of policy reserves for all direct ordinary life insurance and for the portion of group life insurance classified as group Section 79. The tabular interest of funds not involving life contingencies is calculated as the current year reserves, plus payments, less prior year reserves, less funds added.

     Guaranteed Minimum Death Benefits

     Guaranteed minimum death benefits ("GMDB") are features offered with a variable annuity contract that provide a minimum level of proceeds, regardless of account balance, in the event of the policyholder's death. The GMDB can either remain constant or increase, depending on the underlying guarantee. The GMDB features of many companies' variable annuity contracts contain a "dollar-for-dollar" withdrawal provision, which provides for a reduction in the GMDB on a dollar-for-dollar basis when a partial withdrawal occurs.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Guaranteed Minimum Death Benefits (continued)

     As a result of the equity market performance over the past several years, a number of variable annuity policies could have account values that are less than the GMDB. A policy holder with a sizeable minimum death benefit and a policy with a dollar-for-dollar withdrawal provision could withdraw all but a required minimal account value or transfer a portion of their variable annuity contract to another carrier, while maintaining a significant GMDB.

     For Statutory reserves, Actuarial Guideline 33, "Determining CARVM Reserves for Annuity Contract with Elective Benefits" (AG 33), defines the methodology and assumptions that are to be used to determine the minimum statutory reserves for annuity contracts. The purpose of Actuarial Guideline 34, "Variable Annuity Minimum Guaranteed Death Benefit Reserves" (AG 34) is "to interpret the standards for the valuation of reserves for Minimum Guaranteed Death Benefits included in variable annuity contracts."

     There is currently discussion whether AG 34 supersedes AG 33 when calculating the GMDB reserves or whether AG 33 and AG 34 should be applied jointly. Given the inherent ambiguity and controversy as to whether AG 34 supersedes AG 33 or whether AG 33 and AG 34 both apply in determining the appropriate reserves, and given the heightened interest of rating agencies regarding this issue, the Company has performed an initial assessment of its potential exposure related to GMDB's under the dollar-for-dollar features of its variable annuity products. The difference in interpretation as to the appropriate integration of AG 33 and AG 34 computational guidance could result in higher statutory reserve balances of approximately $35,000,000 as of December 31, 2002. The company has a wholly owned insurance subsidiary in which the difference in interpretation could result in higher reserve balances of approximately $85,000,000 as of December 31, 2002.

     Reinsurance

     Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contract and are consistent with the risks assumed. Premiums and benefits ceded to other companies have been reported as a reduction of premium revenue and benefits expense. Amounts applicable to reinsurance ceded for reserves and unpaid claim liabilities have been reported as reductions of these items, and expense allowances received in connection with reinsurance ceded have been reflected in operations.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Electronic Data Processing Equipment

     Electronic data processing equipment is carried at cost less accumulated depreciation. Depreciation for major classes of assets is calculated on a straight-line basis over the estimated useful lives of the assets.

     Participating Insurance

     Participating business approximates less than 11% of the Company's ordinary life insurance in force and 2% of premium income. The amount of dividends to be paid is determined annually by the Board of Directors. Amounts allocable to participating policyholders are based on published dividend projections or expected dividend scales. Dividends of $23,406,000 and $25,228,000 were incurred 2002 and 2001, respectively.

     Pension Plans

     The Company provides noncontributory retirement plans for substantially all employees and certain agents. Pension costs are charged to operations as contributions are made to the plan. The Company also provides a contributory retirement plan for substantially all employees.

     Nonadmitted Assets

     Nonadmitted assets are summarized as follows:

                                                                                              December 31
                                                                                        2002                2001
                                                                                  ---------------     ---------------
                                                                                              (In Thousands)


     Deferred federal income taxes                                                $      157,392       $      94,807
     Agents' debit balances                                                                  253                 705
     Furniture and equipment                                                               4,337               6,411
     Leasehold improvements                                                                1,033                   -
     Deferred and uncollected premium                                                        426                 372
     Commuted commission                                                                   1,108                   -
     Suspense debts                                                                        3,586               5,135
     Other                                                                                   231               2,459
                                                                                  ---------------      --------------
     Total nonadmitted assets                                                     $      168,366       $     109,889
                                                                                  ===============      ==============


     Changes in nonadmitted assets are generally reported directly in surplus as an increase or decrease in nonadmitted assets. Certain changes are reported directly in surplus as a change in unrealized capital gains or losses.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Cash Flow Information

     Cash and short-term investments include cash on hand, demand deposits and short-term fixed maturity instruments (with a maturity of less than one year at date of acquisition).

     The Company borrowed  $1,253,710,000 and repaid $1,253,710,000 in 2002, and
     borrowed   $784,500,000  and  repaid  $784,500,000   during,   2001.  These
     borrowings were on a short-term basis, at an interest rate that approximated current money market rates and exclude borrowings from reverse dollar repurchase transactions. Interest paid on borrowed money was $204,000 and $1,646,000 during 2002 and 2001, respectively.

     Separate Accounts

     Separate account assets and liabilities held by the Company represent funds held for the benefit of the Company's variable life and annuity policy and contract holders who bear all of the investment risk associated with the policies. Such policies are of a non-guaranteed nature. All net investment experience, positive or negative, is attributed to the policy and contract holders' account values. The assets and liabilities of these accounts are carried at fair value.

     Reserves related to the Company's mortality risk associated with these policies are included in life and annuity reserves. The operations of the separate accounts are not included in the accompanying statements of operations.

     Reclassifications

     Certain prior year amounts in the Company's statutory basis financial statements have been reclassified to conform to the 2002 financial statement presentation.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

2.   Permitted Statutory Basis Accounting Practices

     The financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the State of Iowa. The Iowa State Insurance Division recognizes only statutory accounting practices prescribed or permitted by the State of Iowa for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency in under the Iowa Insurance Laws. The National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual has been adopted as a component of prescribed or permitted practices by the state of Iowa. The Commissioner of Insurance has the right to permit other specific practices that deviate from prescribed practices.

     The Company is required to identify those significant accounting practices that are permitted, and obtain written approval of the practices from the Iowa Division of Insurance. As of December 31, 2002 and 2001, the Company had no such permitted accounting practices.


3.   Accounting Changes

     The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the State of Iowa.
     Effective January 1, 2001, the State of Iowa required that insurance companies domiciled in the State of Iowa prepare their statutory basis financial statements in accordance with the NAIC Accounting Practices and Procedures Manual subject to any deviations prescribed or permitted by the State of Iowa insurance commissioner.

     Accounting changes adopted to conform to the provisions of the NAIC Accounting Practices and Procedures Manual are reported as changes in accounting principles. The cumulative effect of changes in accounting principles is reported as an adjustment to unassigned surplus in the period of the change in accounting principle. The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods.

     As a result of these changes, the Company reported a change of accounting principle, as an adjustment that decreased unassigned funds surplus, by $6,073,000 as of January 1, 2001. Included in this total adjustment is a reduction in unassigned funds of approximately $12,670,000 related to guaranty funds, post retirement benefits and other assessments and an increase in unassigned funds of approximately $6,597,000 related to mortgage loans and bonds.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments

     The amortized cost and fair value of bonds and equity securities are as follows:



                                                                                  Gross                Gross
                                                               Amortized        Unrealized           Unrealized           Fair
                                                                  Cost             Gains               Losses             Value
                                                            ---------------    ---------------    ---------------    ---------------
                                                                                         (In Thousands)

     At December 31, 2002:
     U.S. Treasury securities and obligations of
       U.S. government corporations and agencies            $        6,605     $          643     $            -     $        7,248
     States, municipalities, and political
       subdivisions                                                    248                 11                  -                259
     Foreign government                                            172,130             12,466              4,538            180,058
     Public utilities securities                                   185,449              8,495              3,681            190,263
     Corporate securities                                        1,324,320             85,202             12,026          1,397,496
     Mortgage-backed securities                                    874,791             38,253             20,820            892,224
     Other structured securities                                   363,055             22,346             19,667            365,734
                                                            ---------------    ---------------    ---------------    ---------------
     Total fixed maturities                                      2,926,598            167,416             60,732          3,033,282

     Preferred stocks                                                  441                  -                  -                441
     Common stocks                                                 120,051                234                  -            120,285
                                                            ---------------    ---------------    ---------------    ---------------
     Total equity securities                                      120,492                234                  -             120,726
                                                            ---------------    ---------------    ---------------    ---------------
     Total                                                  $    3,047,090     $      167,650     $       60,732     $    3,154,008
                                                            ===============    ===============    ===============    ===============

     At December 31, 2001:
     U.S. Treasury securities and obligations of
       U.S. government corporations and agencies            $       35,463     $          306     $          730     $       35,039
     States, municipalities, and political
       subdivisions                                                    248                  -                  1                247
     Foreign government                                            111,157              3,952              3,077            112,032
     Public utilities securities                                   103,304              1,839              4,541            100,602
     Corporate securities                                        1,130,256             37,173             22,792          1,144,637
     Mortgage-backed securities                                    873,372             27,484             17,543            883,313
     Other structured securities                                   374,298             13,007             20,626            366,679
                                                            ---------------   ----------------    ---------------   ----------------
     Total fixed maturities                                      2,628,098             83,761             69,310          2,642,549

     Preferred stocks                                                  490                  -                  -                490
     Common stocks                                                     306                  -                  -                306
                                                            ---------------   ----------------    ---------------   ----------------
     Total equity securities                                           796                  -                  -                796
                                                            ---------------   ----------------    ---------------   ----------------
     Total                                                  $    2,628,894    $        83,761     $       69,310    $     2,643,345
                                                            ===============   ================    ===============   ================

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments (continued)

     The amortized cost and fair value of investments in bonds at December 31, 2002, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.



                                                                                     Amortized              Fair
                                                                                        Cost                Value
                                                                                  ---------------      ---------------
                                                                                              (In Thousands)


     December 31, 2002
     Maturity:
        Due in 1 year or less                                                     $       16,683       $       16,833
        Due after 1 year through 5 years                                                 499,720              530,636
        Due after 5 years through 10 years                                               863,485              909,340
        Due after 10 years                                                               308,864              318,514
                                                                                  ---------------      ---------------
                                                                                       1,688,752            1,775,323
     Mortgage-backed securities                                                          874,791              892,225
     Other structured securities                                                         363,055              365,734
                                                                                  ---------------      ---------------
     Total                                                                        $    2,926,598       $    3,033,282
                                                                                  ===============      ===============


     At December 31, 2002, investments in certificates of deposit and bonds, with an admitted asset value of $3,809,000, were on deposit with state insurance departments to satisfy regulatory requirements.

     Reconciliation of bonds from amortized cost to carrying value as of December 31, 2002 and 2001 is as follows:

                                                                                              December 31
                                                                                        2002                2001
                                                                                  ---------------     ---------------
                                                                                              (In Thousands)


     Amortized cost                                                               $    2,926,598       $   2,628,098
     Less nonadmitted bonds                                                                 (640)                  -
                                                                                  ---------------      --------------
     Carrying value                                                               $    2,925,958       $   2,628,098
                                                                                  ===============      ==============


     Proceeds from the sales of investments in bonds and other fixed maturity interest securities were $1,740,357,000 and $797,331,000 in 2002 and 2001, respectively. Gross gains of $37,919,000 and $22,517,000 and gross losses of $36,614,000 and $10,345,000 during 2002 and 2001, respectively, were realized on those sales. A portion of the gains realized in 2002 and 2001 has been deferred to future periods in the interest maintenance reserve.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4. Investments (continued)

     Major categories of net investment income are summarized as follows:

                                                                                              December 31
                                                                                        2002                2001
                                                                                  ---------------     ---------------
                                                                                              (In Thousands)


     Equity securities - affiliated                                               $           35       $         351
     Equity securities - unaffiliated                                                          -              26,000
     Bonds                                                                               230,384             205,052
     Mortgage loans                                                                       65,648              62,637
     Contract loans                                                                        7,840               7,844
     Real estate                                                                             757                 362
     Other                                                                               (58,410)            (51,849)
                                                                                  ---------------      --------------
     Total investment income                                                             246,254             250,397

     Investment expenses                                                                 (18,104)            (17,618)
                                                                                  ---------------      --------------
     Net investment income                                                        $      228,150       $     232,779
                                                                                  ===============      ==============

     As part of its overall investment strategy, the Company has entered into agreements to purchase securities as follows:

                                                                                              December 31
                                                                                        2002                2001
                                                                                  ---------------     ---------------
                                                                                              (In Thousands)


     Investment purchase commitments                                              $       47,317       $      14,909


     The Company entered into reverse dollar repurchase transactions to increase its return on investments and improve liquidity. Reverse dollar repurchases involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. The reverse dollar repurchases are accounted for as short term collateralized financing and the repurchase obligation is reported in borrowed money. The repurchase obligation totaled $95,801,000 at December 31, 2002. The securities underlying these agreements are mortgage-backed securities with a book value and fair value of $95,936,000 at December 31, 2002. The securities have a weighted average coupon of 5.6% and have maturities ranging from December 2017 through December 2032. The primary risk associated with short-term collateralized borrowings is that the counterparty may be unable to perform under the terms of the contract. The Company's exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, which was not material at December 31, 2002. The Company believes the counterparties to the reverse dollar repurchase agreements are financially responsible and that the counterparty risk is minimal.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments (continued)

     The Company participates in reverse repurchase transactions. Such transactions include the sale of corporate securities to a major securities dealer and a simultaneous agreement to repurchase the same security in the near term. The proceeds are invested in new securities of intermediate durations. The terms of the reverse repurchase agreements call for payment of interest at a rate of 1.4%. The agreements mature prior to the end of January 2003. At December 31, 2002 the amount due on these agreements included in borrowed money is $3,000,000. The securities underlying these agreements are mortgage-backed securities with a book value and fair value of $3,176,000. The securities have a weighted average coupon of 6.0% and have a maturity of November 2032.

     The maximum and minimum lending rates for long-term mortgage loans during 2002 were 7.7% and 3.0%. Fire insurance is required on all properties covered by mortgage loans and must at least equal the excess of the loan over the maximum loan which would be permitted by law on the land without the buildings.

     The maximum percentage of any loan to the value of collateral at the time of the loan, exclusive of insured or guaranteed or purchase money mortgages, was 81.9% on commercial properties. As of December 31, 2002, the Company held no mortgages with interest more than 180 days overdue. Total interest due on mortgages as of December 31, 2002 is $23,000.


5.   Derivative Financial Instruments Held for Purposes Other than Trading

     The Company enters into interest rate and currency contracts, including swaps, caps, floors, and options, to reduce and manage risks, which include the risk of a change in the value, yield, price, cash flows, exchange rates or quantity of, or a degree of exposure with respect to, assets, liabilities, or future cash flows, which the Company has acquired or incurred. Hedge accounting practices are supported by cash flow matching, scenario testing and duration matching.

     The Company uses interest rate swaps to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities. Interest rate swap agreements generally involve the exchange of fixed and floating interest payments over the life of the agreement without an exchange of the underlying principal amount. Currency swap agreements generally involve the exchange of local and foreign currency payments over the life of the agreements without an exchange of the underlying principal amount. Interest rate cap and interest rate floor agreements owned entitle the Company to receive payments to the extent reference interest rates exceed or fall below strike levels in the contracts based on the notional amounts.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

5. Derivative Financial Instruments Held for Purposes Other than Trading (continued)

     Premiums paid for the purchase of interest rate contracts are included in other invested assets and are being amortized to interest expense over the remaining terms of the contracts or in a manner consistent with the financial instruments being hedged.

     Amounts paid or received, if any, from such contracts are included in interest expense or income. Accrued amounts payable to or receivable from counterparties are included in other liabilities or other invested assets.

     Gains or losses realized as a result of early terminations of interest rate contracts are amortized to investment income over the remaining term of the items being hedged to the extent the hedge is considered to be effective; otherwise, they are recognized upon termination.

     Interest rate contracts that are matched or otherwise designated to be associated with other financial instruments are recorded at fair value if the related financial instruments mature, are sold, or are otherwise terminated or if the interest rate contracts cease to be effective hedges. Changes in the fair value of derivatives are recorded as investment income. The Company manages the potential credit exposure from interest rate contracts through careful evaluation of the counterparties' credit standing, collateral agreements, and master netting agreements.

     The Company is exposed to credit loss in the event of nonperformance by counterparties on interest rate contracts; however, the Company does not anticipate nonperformance by any of these counterparties. The amount of such exposure is generally the unrealized gains in such contracts.

     The table below summarizes the Company's interest rate contracts included in other invested assets at December 31, 2002 and 2001:


                                                                                                  December 31, 2002
                                                                                  -------------------------------------------------
                                                                                    Notional            Carrying            Fair
                                                                                     Amount               Value             Value
                                                                                  ---------------     -------------    ------------
                                                                                                    (In Thousands)


     Interest rate contracts:
          Swaps                                                                   $      266,098       $         -     $    (4,428)
          Caps owned                                                                     743,000             2,508             908
          Options owned                                                                  856,438            30,325          30,325
                                                                                  ---------------      ------------    ------------
     Total derivatives                                                            $    1,865,536       $    32,833     $    26,805
                                                                                  ===============      ============    ============

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

5. Derivative Financial Instruments Held for Purposes Other than Trading (continued)


                                                                                                  December 31, 2001
                                                                                  -------------------------------------------------
                                                                                    Notional            Carrying           Fair
                                                                                     Amount               Value            Value
                                                                                  ---------------     -------------    ------------
                                                                                                    (In Thousands)


     Interest rate contracts:
          Swaps                                                                   $       50,000      $        69      $         2
          Caps owned                                                                   1,115,000            2,547            2,256
          Options owned                                                                  762,920           60,495           45,720
                                                                                  ---------------     ------------     ------------
     Total derivatives                                                            $    1,927,920      $    63,111      $    47,978
                                                                                  ===============     ============     ============


6.   Concentrations of Credit Risk

     The Company held less-than-investment-grade corporate bonds with an aggregate book value of $215,727,000 and $251,252,000 and with an aggregate market value of $200,968,000 and $236,887,000 at December 31, 2002 and
     2001, respectively. Those holdings amounted to 7.4% of the Company's investments in bonds and 3.37% of total admitted assets at December 31, 2002. The holdings of less-than-investment-grade bonds are widely diversified and of satisfactory quality based on the Company's investment policies and credit standards.

     The Company held unrated bonds of $68,548,000 and $196,630,000 with an aggregate NAIC market value of $73,861,000 and $199,043,000 at December 31, 2002 and 2001, respectively. The carrying value of these holdings amounted to 2.3% of the Company's investment in bonds and 1.0% of the Company's total admitted assets at December 31, 2002.

     At December 31, 2002, the Company's commercial mortgages involved a concentration of properties located in California (17.7%) and Texas (8%). The remaining commercial mortgages relate to properties located in 38 other states. The portfolio is well diversified; covering many different types of income-producing properties on which the Company has first mortgage liens. The maximum mortgage outstanding on any individual property is $17,353,000.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

7.   Annuity Reserves

     At December 31, 2002 and 2001, the Company's annuity reserves, including those held in separate accounts and deposit fund liabilities that are subject to discretionary withdrawal with adjustment, subject to discretionary withdrawal without adjustment, and not subject to discretionary withdrawal provisions are summarized as follows:

                                                                                           December 31, 2002
                                                                                      Amount               Percent
                                                                                  ---------------      ---------------
                                                                                             (In Thousands)


     Subject to discretionary withdrawal (with adjustment):
        With market value adjustment                                              $    1,538,465              34%
        At book value less surrender charge                                              846,121              18
        At fair value                                                                  1,079,649              23
                                                                                  ---------------      ---------------
     Subtotal                                                                          3,464,235              75
     Subject to discretionary withdrawal (without adjustment)
        at book value with minimal or no charge or adjustment                            447,961              10
     Not subject to discretionary withdrawal                                             664,896              15
                                                                                  ---------------      ---------------
     Total annuity reserves and deposit fund liabilities before reinsurance            4,577,092             100%
                                                                                                       ===============
     Less reinsurance ceded                                                              559,044
                                                                                  ---------------
     Net annuity reserves and deposit fund liabilities                            $    4,018,048
                                                                                  ===============



                                                                                           December 31, 2001
                                                                                      Amount               Percent
                                                                                  ---------------      ---------------
                                                                                             (In Thousands)


     Subject to discretionary withdrawal (with adjustment):
        With market value adjustment                                              $    1,329,562              30%
        At book value less surrender charge                                              718,764              16
        At fair value                                                                  1,365,750              30
                                                                                  ---------------      ---------------
     Subtotal                                                                          3,414,076              76
     Subject to discretionary withdrawal (without adjustment)
        at book value with minimal or no charge or adjustment                            452,336              10
     Not subject to discretionary withdrawal                                             653,795              14
                                                                                  ---------------      ---------------
     Total annuity reserves and deposit fund liabilities before reinsurance            4,520,207             100%
                                                                                                       ===============
     Less reinsurance ceded                                                              542,676
                                                                                  ---------------
     Net annuity reserves and deposit fund liabilities                            $    3,977,531
                                                                                  ===============


                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

8.   Employee Benefit Plans

     Pension Plan and Postretirement Benefits

     Effective December 31, 2001, the qualified noncontributory defined benefit retirement plans of the Company, along with certain other US subsidiaries of ING AIH, were merged into one plan which is recognized in ING AIH's financial statements. As a result of this plan merger, the Company transferred its qualified pension asset to ING North America Insurance Corporation, an affiliate. In addition, the Company maintains a nonqualified unfunded Supplemental Employees Retirement Plan ("SERP").

     The Company also provides certain health care and life insurance benefits for retired employees.


                                                                                       Pension Benefits         Other Benefits
                                                                                     2002         2001        2002         2001
                                                                                  ----------   ----------  ----------   ----------
                                                                                                   (In Thousands)


     Change in plan assets
     Fair value of plan assets at beginning of year                               $       -    $ 151,069   $       -    $       -
     Actual return on plan assets                                                         -       (7,383)          -            -
     Employer contribution                                                              301          199         471          383
     Plan participants' contributions                                                     -            -         376          234
     Benefits paid                                                                     (301)      (5,086)       (847)        (617)
     Business combinations, divestitures and
        settlements                                                                       -     (138,799)          -            -
                                                                                  ----------   ----------  ----------   ----------
     Fair value of plan assets at end of year                                     $       -    $       -   $       -    $       -
                                                                                  ==========   ==========  ==========   ==========

     Funded status
     Unamortized prior service credit                                             $     318    $     346   $     746    $     844
     Unrecognized net (gain) or loss                                                  3,715       (2,539)     (2,566)         885
     Remaining net obligation at initial date of
        application                                                                     (31)         (33)          -       (3,341)
     Accrued liabilities                                                            (12,117)     (10,789)     (4,874)      (3,771)
                                                                                  ----------   ----------  ----------   ----------
     Net liability recorded                                                       $  (8,115)   $ (13,015)  $  (6,694)   $  (5,383)
                                                                                  ==========   ==========  ==========   ==========

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------
8.   Employee Benefit Plans (continued)

     Pension Plan and Postretirement Benefits (continued)

     A summary of assets, obligations and assumptions of the Pension and Other Postretirement Benefits Plans are as follows:



                                                                                       Pension Benefits         Other Benefits
                                                                                     2002         2001        2002         2001
                                                                                  ----------  ----------  ----------   ----------
                                                                                                   (In Thousands)


     Change in benefit obligation
     Benefit obligation at beginning of year                                       $  13,015  $  73,510   $   5,383    $   7,452
     Service cost                                                                        546      1,820         210          211
     Interest cost                                                                     1,008      5,643         400          564
     Contribution by plan participants                                                     -          -         376          234
     Actuarial gain (loss)                                                            (6,153)     5,767         373       (2,811)
     Benefits paid                                                                      (301)    (5,085)       (847)        (618)
     Plan amendments                                                                       -       (114)        799            -
     Business combinations, divestitures,
       curtailments, settlements and special
       termination benefits                                                                -    (68,526)          -          351
                                                                                  ----------  ----------  ----------   ----------
     Benefit obligation at end of year                                            $    8,115  $  13,015   $   6,694    $   5,383
                                                                                  ==========  ==========  ==========   ==========

     Components of net periodic benefit cost
     Service cost                                                                 $      546    $  1,820  $     210    $     212
     Interest cost                                                                     1,008       5,643        400          565
     Expected return on plan assets                                                        -     (13,750)         -            -
     Amortization of recognized transition obligation
       or transition asset                                                                 2      (2,452)       304          304
     Amount of recognized gains and losses                                               100           -        (42)         109
     Amount of prior service cost recognized                                             (28)          -        701          (98)
     Amount of gain or loss recognized due to a
       settlement or curtailment                                                          -            -          -          351
                                                                                  ----------  ----------  ----------  ----------
     Total net periodic benefit cost                                               $   1,628  $  (8,739)  $   1,573   $   1,443
                                                                                  ==========  ==========  ==========  ==========

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

8.   Employee Benefit Plans (continued)

     Pension Plan and Postretirement Benefits (continued)

     In addition, the Company has a pension benefit obligation and another benefits obligation for non-vested employees as of December 31, 2002 and 2001 in the amount of $682,000 and $842,000, and $2,633,000 and $1,708,000
     (OPEB obligation), respectively.

     Assumptions used in determining the accounting for the defined benefit plans and other post-retirement benefit plans as of December 31, 2002 and 2001 were as follows:

                                                                                       2002                  2001
                                                                                  ---------------      ---------------


     Weighted-average discount rate                                                     6.75%               7.50%
     Rate of increase in compensation level                                             3.75%               4.50%
     Expected long-term rate of return on assets                                        9.00%               9.25%


     The annual assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) for the medical plan is 10% graded to 5.0% thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation for the medical plan as of December 31, 2002 by $1,159,000. Decreasing the assumed health care cost trend rates by one percentage point in each year would decrease the accumulated postretirement benefit obligation for the medical plan as of December 31, 2002 by $1,139,000.

     401(k) Plan

     The Savings Plan is a defined contribution plan, which is available to substantially all employees. Participants may make contributions to the plan through salary reductions up to a maximum of $11,000 for 2002 and $10,500 for 2001. Such contributions are not currently taxable to the participants. The Company matches up to 6% of pre-tax eligible pay at 100%. Company matching contributions were $681,000 and $522,000 for 2002 and 2001, respectively.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

9.   Separate Accounts

     Separate account assets and liabilities represent funds segregated by the Company for the benefit of certain policy and contract holders who bear the investment risk. All such policies are of a nonguaranteed return nature. Revenues and expenses on the separate account assets and related liabilities equal the benefits paid to the separate account policy and contract holders.

     A reconciliation of the amounts transferred to and from the separate accounts is presented below:

                                                                                              December 31,
                                                                                        2002                 2001
                                                                                  ---------------      ---------------
                                                                                             (In Thousands)


     Transfers as reported in the summary of operations of the Separate Accounts
        Statement:
          Transfers to separate accounts                                          $       33,970        $      52,388
          Transfers from separate accounts                                                169,689             151,018
                                                                                  ---------------       ---------------
     Net transfers from separate accounts                                               (135,719)              (98,630)

     Reconciling adjustments:
        Miscellaneous transfers                                                               33                     2
                                                                                  ---------------       ---------------
     Transfers as reported in the Statement of Operations                         $     (135,686)       $      (98,628)
                                                                                  ===============       ===============


                                                                                              December 31,
                                                                                        2002                 2001
                                                                                  ---------------       ---------------
                                                                                             (In Thousands)

      Reserves for separate accounts by withdrawal characteristics:
      Subject to discretionary withdrawal:
           With market value adjustment                                           $            -       $            -
           At book value without market value adjustment less current surrender charge
             of 5% or more                                                               931,533            1,365,751
           At market value                                                                     -                    -
           At book value without market value adjustment less current surrender charge
             of less than 5%                                                                   -                    -
     Subtotal                                                                                  -                    -
     Not subject to discretionary withdrawal                                                   -                    -
                                                                                  ---------------       --------------
     Total separate account reserves                                              $      931,533        $   1,365,751
                                                                                  ===============       ==============

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

10.  Reinsurance

     The Company is involved in both ceded and assumed reinsurance with other companies for the purpose of diversifying risk and limiting exposure on larger risks. As of December 31, 2002, the Company's retention limit for acceptance of risk on life insurance policies had been set at various levels up to $500,000.

     To the extent that the assuming companies become unable to meet their obligations under these treaties, the Company remains contingently liable to its policyholders for the portion reinsured. To minimize its exposure to significant losses from retrocessionaire insolvencies, the Company evaluates the financial condition of the retrocessionaire and monitors concentrations of credit risk.

     Assumed premiums amounted to $1,299,151,000 and $2,113,275,000 for the years ended December 31, 2002 and 2001, respectively.

     The Company's ceded reinsurance arrangements reduced certain items in the accompanying financial statements by the following amounts:

                                                                                              December 31,
                                                                                        2002                 2001
                                                                                  ---------------      ---------------
                                                                                             (In Thousands)


     Premiums                                                                     $        4,833        $       4,080
     Benefits paid or provided                                                             7,821                8,023
     Policy and contract liabilities at year end                                         586,918              592,643


     During 2002 and 2001, the Company had ceded blocks of insurance under reinsurance treaties to provide funds for financing and other purposes. These reinsurance transactions, generally known as "financial reinsurance," represent financing arrangements. Financial reinsurance has the effect of increasing current statutory surplus while reducing future statutory surplus as the reinsurers recapture amounts.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

11.  Federal Income Taxes

     The Company files a consolidated federal income tax return with its subsidiaries. The method of tax allocation is governed by a written tax sharing agreement. The tax sharing agreement provides that each member of the consolidated return shall reimburse the Company for its respective share of the consolidated federal income tax liability and shall receive a benefit for its losses at the statutory rate.

     The components of the net deferred tax asset/(liability) at December 31 are as follows:

                                                                                              December 31,
                                                                                        2002                 2001
                                                                                  ---------------      ---------------
                                                                                             (In Thousands)


     Total gross deferred tax assets                                              $      162,399       $      102,914
     Total deferred tax liabilities                                                       (5,007)              (6,542)
                                                                                  ---------------      ---------------
     Net deferred tax asset                                                              157,392               96,372
     Deferred tax asset nonadmitted                                                     (157,392)             (94,807)
                                                                                  ---------------      ---------------
     Net admitted deferred tax asset                                                           -                1,565
                                                                                  ===============      ===============
     (Increase) in nonadmitted asset                                              $      (62,585)      $      (28,560)
                                                                                  ===============      ===============

     Current income taxes incurred consist of the following major components:

                                                                                              December 31,
                                                                                        2002                 2001
                                                                                  ---------------      ---------------
                                                                                             (In Thousands)


     Federal taxes on stand alone operations                                      $      (17,296)      $       (1,605)
     Federal taxes paid to affiliates under tax sharing agreement                         67,278                    -
     Consolidated operations loss carryback utilized                                     (11,267)                   -
                                                                                  ---------------      ---------------
     Total taxes on operations                                                            38,715               (1,605)
     Federal taxes on capital gains                                                       (1,559)                7,441
     Federal taxes paid to affiliates under tax sharing agreement                          3,896                     -
     Consolidated capital loss carrybacks utilized                                       (12,625)                    -
                                                                                  ---------------      ----------------
     Total current taxes incurred                                                 $        28,427      $         5,836
                                                                                  ================     ================

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

11.  Federal Income Taxes (continued)

     The main components of deferred tax assets and deferred tax liabilities are as follows:

                                                                                              December 31,
                                                                                        2002                 2001
                                                                                  ---------------      ---------------
                                                                                             (In Thousands)


     Deferred tax assets resulting from book/tax differences in:
        Operations loss carryforwards                                             $       72,725       $            -
        Deferred acquisition costs                                                        30,319               23,779
        Investments                                                                       19,753               24,545
        Insurance reserves                                                                19,428              36,376
        Policyholder dividends                                                             8,328               8,535
        Nonadmitted assets                                                                 3,709               4,886
        Unrealized loss on investments                                                       704                 288
        Other                                                                              7,433               4,505
                                                                                  ---------------      --------------
     Total deferred tax assets                                                           162,399             102,914
     Deferred tax assets nonadmitted                                                    (157,392)            (94,807)
                                                                                  ---------------      --------------
     Admitted deferred tax assets                                                 $        5,007       $       8,107
                                                                                  ===============      ==============

     Deferred tax liabilities resulting from book/tax differences in:
        Due & deferred premiums                                                   $        2,488       $       2,410
        Fixed assets                                                                       2,164               3,516
        Other                                                                                355                 616
                                                                                  ---------------      --------------
     Total deferred tax liabilities                                                        5,007               6,542
                                                                                  ---------------      --------------
     Net admitted deferred tax asset                                              $            -       $       1,565
                                                                                  ===============      ==============

     The change in net deferred income taxes is comprised of the following:

                                                                                              December 31,
                                                                                        2002                 2001          Change
                                                                                  ---------------      ---------------   ----------
                                                                                                    (In Thousands)


     Total deferred tax assets                                                    $      162,399       $      102,914     $ 59,485
     Total deferred tax liabilities                                                        5,007                6,542       (1,535)
                                                                                  ---------------      ---------------    ---------
     Net deferred tax asset                                                       $      157,392       $       96,372       61,020
                                                                                  ===============      ===============
     Tax effect of items in surplus:
        Unrealized gains (losses)                                                                                             (416)
     Change in non-admitted assets                                                                                           1,191
                                                                                                                          ---------
     Change in net deferred income tax                                                                                    $  61,795
                                                                                                                          =========


                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

11.  Federal Income Taxes (continued)

     The provision for federal income tax expense and change in deferred taxes differs from the amount obtained applying the statutory Federal income tax rate to income (including capital losses) before income taxes for the following reasons:

                                                                                    Year Ended
                                                                                    December 31,
                                                                                        2002
                                                                                  ---------------
                                                                                   (In Thousands)


     Ordinary income                                                              $      (60,415)
     Capital gains (losses)                                                              (37,073)
                                                                                  ---------------
     Total pre-tax book income                                                    $      (97,488)
                                                                                  ===============

     Provision computed at statutory rate                                         $      (34,121)
     Interest maintenance reserve                                                            900
     Other                                                                                  (147)
                                                                                  ---------------
     Total                                                                        $      (33,368)
                                                                                  ===============

     Federal income taxes incurred                                                $       28,427
     Change in net deferred income taxes                                                 (61,795)
                                                                                  ---------------
     Total statutory income taxes                                                 $      (33,368)
                                                                                  ===============


     The amount of federal income taxes incurred that will be available for recoupment in event of future net losses is $12,514,000 from 2001.

     The Company has operations loss carryforwards of $207,784,000, which expire in 2017.

     The Company has a receivable from United States Treasury of $52,531,000 and $34,688,000 for federal income taxes as of December 31, 2002 and 2001, respectively.

     Prior to 1984, the Company was allowed certain special deductions for federal income tax reporting purposes that were required to be accumulated in a "policyholders' surplus account" (PSA). In the event those amounts are distributed to shareholders, or the balance of the account exceeds certain limitations prescribed by the Internal Revenue Code, the excess amounts would be subject to income tax at current rates. Income taxes also would be payable at current rates if the Company ceases to qualify as a life insurance company for tax reporting purposes, or if the income tax deferral status of the PSA is modified by future tax legislation. Management does not intend to take any actions nor does management expect any events to occur that would cause income taxes to become payable on the PSA balance. Accordingly, the Company has not accrued income taxes on the PSA balance of $14,388,000 at December 31, 2002. However, if such taxes were assessed, the amount of the taxes payable would be $5,036,000. No deferred tax liabilities are recognized related to the PSA.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

12.  Investment in and Advances to Subsidiaries

     Amounts invested in and advanced to the Company's subsidiaries are summarized as follows:

                                                                                              December 31,
                                                                                        2002                 2001
                                                                                  ---------------      ---------------
                                                                                             (In Thousands)


     Common stock                                                                 $      811,079       $      761,038
     (Payable) receivable from subsidiaries                                                2,102                2,445

     Summarized financial information for these subsidiaries is as follows:

                                                                                              December 31,
                                                                                        2002                 2001
                                                                                  ---------------      ---------------
                                                                                             (In Thousands)


     Revenue  s                                                                   $    7,929,991       $    5,911,580
     Income before net realized gains on investments                                    (235,729)             (75,842)
     Net loss                                                                           (277,136)            (126,933)
     Admitted assets                                                                  24,301,380           20,556,877
     Liabilities                                                                      23,490,301           19,795,838


13.  Capital and Surplus

     Under Iowa insurance regulations, the Company is required to maintain a minimum total capital and surplus which is the lower of $5,000,000 or risk based capital. Additionally, the amount of dividends which can be paid by the Company to its stockholder without prior approval of the Iowa Division of Insurance is limited to the greater of 10% of statutory surplus or the statutory net gain from operations.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

14.  Fair Values of Financial Instruments

     Life insurance liabilities that contain mortality risk and all nonfinancial instruments have been excluded from the disclosure requirements. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts. The carrying amounts and fair values of the Company's financial instruments are summarized as follows:


                                                                                         December 31
                                                                            2002                                  2001
                                                          ------------------------------------ -------------------------------------
                                                          ------------------ ----------------- ------------------ ------------------
                                                                Carrying             Fair            Carrying             Fair
                                                                 Amount              Value            Amount              Value
                                                          ------------------ ----------------- ------------------ ------------------
                                                                                           (In Thousands)


     Assets:
       Bonds                                              $       2,925,958  $      3,033,282  $       2,628,098  $       2,642,549
       Preferred stocks                                                 441               441                490                490
       Unaffiliated common stocks                                       285               285                306                306
       Mortgage loans                                               859,953           943,421            842,243            875,493
       Policy loans                                                 130,790           130,790            139,826            139,826
       Derivative securities                                         32,833            26,805             63,111             47,978
       Short-term investments                                        19,971            19,971             53,000             53,000
       Cash                                                           5,131             5,131             14,592             14,592
       Investment in surplus notes                                  135,000           191,228            185,000            268,149
       Indebtedness from related
         parties                                                    107,057           107,056             29,867             29,867
       Separate account assets                                      959,377           959,377          1,406,693          1,406,693
       Receivable for securities                                        207               207              3,950              3,950

     Liabilities:
       Individual and group annuities                             2,852,482         2,794,933          2,611,782          2,439,374
       Deposit type contract                                        189,296           190,706            152,194            152,194
       Policyholder funds                                            26,333            26,333             26,893             26,893
       Indebtedness to related parties                               66,200            66,200             21,091             21,091
       Separate account liabilities                                 959,377           959,377          1,406,693          1,406,693
       Payable for securities                                             -                 -             56,485             56,485


                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

14.  Fair Values of Financial Instruments (continued)

     The following methods and assumptions were used by the Company in estimating the fair value disclosures for financial instruments in the accompanying financial statements and notes thereto:

          Cash and short-term investments:  The carrying amounts reported in the
          accompanying   balance   sheets   for  these   financial   instruments
          approximate their fair values.

          Fixed maturities and equity securities: The fair values for bonds, preferred stocks and common stocks, reported herein, are based on quoted market prices, where available. For securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, collateralized mortgage obligations and other mortgage derivative investments, are estimated by discounting the expected future cash flows. The discount rates used vary as a function of factors such as yield, credit quality, and maturity, which fall within a range between 2% and 15% over the total portfolio. Fair values determined on this basis can differ from values published by the NAIC Securities Valuation Office. Fair value as determined by the NAIC as of December 31, 2002 and 2001 is $3,945,966,000 and $3,402,211,000 respectively.

          Mortgage loans: Estimated fair values for commercial real estate loans were generated using a discounted cash flow approach. Loans in good standing are discounted using interest rates determined by U.S. Treasury yields on December 31 and spreads applied on new loans with similar characteristics. The amortizing features of all loans are incorporated in the valuation. Where data on option features is available, option values are determined using a binomial valuation method, and are incorporated into the mortgage valuation. Restructured loans are valued in the same manner; however, these loans were discounted at a greater spread to reflect increased risk. All residential loans are valued at their outstanding principal balances, which approximate their fair values.

          Derivative financial instruments: Fair values for on-balance-sheet derivative financial instruments (caps, options and floors) and off-balance-sheet derivative financial instruments (swaps) are based on broker/dealer valuations or on internal discounted cash flow pricing models taking into account current cash flow assumptions and the counterparties' credit standing.

          Investment in surplus notes: Estimated fair values for investment in surplus notes are generated using a discounted cash flow approach. Cash flows were discounted using interest rates determined by U.S. Treasury yields on December 31 and spreads applied on surplus notes with similar characteristics.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

14.  Fair Values of Financial Instruments (continued)

          Guaranteed investment contracts: The fair values of the Company's guaranteed investment contracts are estimated using discounted cash flow calculations, based on interest rates currently being offered for similar contracts with maturities consistent with those remaining for the contracts being valued.

          Other investment-type insurance contracts: The fair values of the Company's deferred annuity contracts are estimated based on the cash surrender values. The carrying values of other policyholder liabilities, including immediate annuities, dividend accumulations, supplementary contracts without life contingencies, and premium deposits, approximate their fair values.

          The carrying value of all other financial instruments approximates their fair value.


15.  Commitments and Contingencies

     The Company leases its home office space and certain other equipment under operating leases that expire through 2017. During the years ended December 31, 2002 and 2001, rent expense totaled $4,951,000 and $3,254,000, respectively. At December 31, 2002 minimum rental payments due under all non-cancelable operating leases are: 2003- $5,268,000, 2004 - $5,324,000,
     2005 - $5,324,000,  2006 - $5,324,000,  2007 - $5,135,000  and  $47,414,000
     thereafter.

     Litigation

     The Company is a party to threatened or pending lawsuits arising from the normal conduct of business. Due to the climate in insurance and business litigation, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of pending lawsuits, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits will not have a materially adverse effect on the Company's operations or financial position.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

16.  Financing Agreements

     The Company maintains a revolving loan agreement with SunTrust Bank, Atlanta (the "Bank"). Under this agreement, which expires July 31, 2003, the Company can borrow up to $100,000,000 from the Bank. Interest on any borrowing accrues at an annual rate equal to the cost of funds for the Bank for the period applicable for the advance plus 0.225% or a rate quoted by the Bank to the Company for the borrowing. Under this agreement, the Company incurred interest expense of $171,000 for the year ended December 31, 2002. At December 31, 2002, the Company had $0 payable to the Bank.

     The Company also maintains a revolving loan agreement with Bank of New York, New York (the "Bank"). Under this agreement, the Company can borrow up to $100,000,000 from the Bank. Interest on any of the Company borrowing accrues at an annual rate equal to the cost of funds for the Bank for the period applicable for the advance plus 0.225% or a rate quoted by the Bank to the Company for the borrowing. Under this agreement, the Company incurred interest expense of $16,000 for the year ended December 31, 2002. At December 31, 2002, the Company had $0 payable to the Bank.


17.  Related Party Transactions

     Affiliates

     Management and service contracts and all cost sharing arrangements with other affiliated ING US life insurance companies are allocated among companies in accordance with normal, generally accepted expense and cost allocation methods.

     Investment Management: The Company has entered into an investment advisory agreement and an administrative services agreement with ING Investment Management, LLC ("IIM") under which IIM provides the Company with investment management and asset liability management services. Total fees under the agreement were approximately $10,395,000 and $9,730,000 for the year ended December 31, 2002 and 2001, respectfully.

     Inter-insurer Services Agreement: The Company has entered into a services agreement with certain of its affiliated insurance companies in the United States ("affiliated insurers") whereby the affiliated insurers provide certain administrative, management, professional, advisory, consulting and other services to each other. Net amounts received (paid) under these agreements were $3,292,000 and $16,610,000 for the year ended December 31, 2002 and 2001, respectfully.

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

17.  Related Party Transactions (continued)

     Affiliates (continued)

     Reciprocal Loan Agreement: The Company has entered into a reciprocal or revolving loan agreement with ING AIH, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which expires December 31, 2007, the Company and ING AIH can borrow up to $104,000,000 from one another. Interest on any borrowing is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, the Company incurred interest expense of $170,000 and interest income of $615,000 for the year ended December 31, 2002. At December 31, 2002, the Company had $0 payable to ING AIH and $0 receivable from ING AIH.

     Tax Sharing Agreements: The Company has entered into federal tax sharing agreements with members of an affiliated group as defined in Section 1504 of the Internal Revenue Code of 1986, as amended. The agreement provides for the manner of calculation and the amounts/timing of the payments between the parties as well as other related matters in connection with the filing of consolidated federal income tax returns. The Company has also entered into a state tax sharing agreement with ING AIH and each of the specific subsidiaries that are parties to the agreement. The state tax agreement applies to situations in which ING AIH and all or some of the subsidiaries join in the filing of a state or local franchise, income tax or other tax return on a consolidated, combined or unitary basis.

     Service Agreement with ING Financial Adviser, LLC: The Company has entered into a services agreement with ING Financial Advisors, LLC ("ING FA") to provide certain administrative, management, professional advisory, consulting and other services to the Company for the benefit of its customers. Charges for these services are to be determined in accordance with fair and reasonable standards with neither party realizing a profit nor incurring a loss as a result of the services provided to the Company. The Company will reimburse ING FA for direct and indirect costs incurred on behalf of the Company.

     Subsidiaries

     The Company owns, as of December 31, 2002, the capital stock of, valued on the equity basis, USG Annuity and Life Insurance Company (an Oklahoma domestic insurer) and Golden American Life Insurance Company (a Delaware domestic insurer).

                    Equitable Life Insurance Company of Iowa
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

18.  Guaranty Fund Assessments

     Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums companies collect in that state.

     The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations (NOLHGA) and the amount of premiums written in each state. The Company reduces the accrual by credits allowed in some states to reduce future premium taxes by a portion of assessments in that state. The Company has estimated this liability to be $3,465,000 and $3,759,000 as of December 31, 2002 and 2001,
     respectively and has recorded a reserve. The Company has also recorded an asset of $473,000 and $771,000 as of December 31, 2002 and 2001,
     respectively, for future credits to premium taxes for assessments already paid.


19.  Regulatory Risk-Based Capital

     Life and health insurance companies are subject to certain Risk-Based Capital ("RBC") requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life and health insurance company is to be determined based on the various risk factors related to it. At December 31, 2002, the Company met the RBC requirements.